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                                                                    EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT*



                                               STATE OR
                                           JURISDICTION OF              PERCENT OF
          NAME**                            INCORPORATION               OWNERSHIP
          ----                              -------------               ----------
The Little Tikes Company                      Ohio                          100%
Graco Children's Products Inc.                Delaware                      100%
Rubbermaid Commercial Products Inc.           Delaware                      100%


* All of the listed subsidiaries are included in Registrant's consolidated financial statements.

**   All subsidiaries conduct their businesses under the names shown.